Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 5, 2013, among Sithe/Independence Power Partners, L.P., a Delaware limited partnership (“Sithe Power Partners”), Dynegy Energy Services, LLC, a Delaware limited liability company (“DES” and, together with Sithe Power Partners, the “Guaranteeing Subsidiaries”), each a wholly-owned domestic subsidiary of Dynegy Inc., a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to herein (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 20, 2013, among the Company, the Subsidiary Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $500,000,000 of 5.875% Senior Notes due 2023 (the “Notes”), and, subject to the terms of the Indenture, future unlimited issuances of 5.875% Senior Notes due 2023 (the “Additional Notes” and, together with the Initial Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture without the consent of any Holders of Notes.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to be Bound; Guarantees. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Supplemental Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the Indenture, including, without limitation, Section 10.02 thereof.
3.     NEW YORK LAW TO GOVERN. THE INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.    The Trustee. The Trustee shall not be responsible or liable in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
7.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature Page Follows]

Exhibit 4.3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
SITHE/INDEPENDENCE POWER PARTNERS, L.P.
By: Sithe/Independence LLC, its General Partner

/s/ Clint C. Freeland
Name:    Clint C. Freeland
Title:     Executive Vice President and Chief Financial Officer
DYNEGY ENERGY SERVICES, LLC

By: Dynegy Inc., its Sole Member

/s/ Clint C. Freeland
Name:     Clint C. Freeland
Title:     Executive Vice President and Chief Financial Officer
DYNEGY INC.

/s/ Clint C. Freeland
Name:     Clint C. Freeland
Title:     Executive Vice President and Chief Financial Officer

Exhibit 4.3

SUBSIDIARY GUARANTORS:

BLUE RIDGE GENERATION LLC
BLACK MOUNTAIN COGEN, INC.
CASCO BAY ENERGY COMPANY, LLC
DYNEGY ADMINISTRATIVE SERVICES COMPANY
DYNEGY COAL HOLDCO, LLC
DYNEGY COAL INVESTMENTS HOLDINGS, LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.
DYNEGY EQUIPMENT, LLC
DYNEGY GASCO HOLDINGS, LLC
DYNEGY GAS HOLDCO, LLC
DYNEGY GAS IMPORTS, LLC
DYNEGY GAS INVESTMENTS, LLC
DYNEGY GAS INVESTMENTS HOLDINGS, LLC
DYNEGY GLOBAL LIQUIDS, INC.
DYNEGY KENDALL ENERGY, LLC
DYNEGY MARKETING AND TRADE, LLC
DYNEGY MIDWEST GENERATION, LLC
DYNEGY MORRO BAY, LLC
DYNEGY MOSS LANDING, LLC
DYNEGY OAKLAND, LLC
DYNEGY OPERATING COMPANY
DYNEGY POWER, LLC
DYNEGY POWER GENERATION INC.
DYNEGY POWER MARKETING, LLC
DYNEGY SOUTH BAY, LLC
HAVANA DOCK ENTERPRISES, LLC
ILLINOVA CORPORATION
ONTELAUNEE POWER OPERATING COMPANY, LLC
SITHE ENERGIES, INC.
SITHE/INDEPENDENCE LLC

/s/ Clint C. Freeland
Name:     Clint C. Freeland
Title:     Executive Vice President and Chief Financial Officer

Exhibit 4.3

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Boris Treyger	Authorized Signatory